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                                                                      EXHIBIT 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-73550) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (ii) the Registration Statement (Form S-8 No. 33-73490) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; (iii) the Registration Statement (Form S-8 No. 33-87687) pertaining to the Savings Plan of Wolverine Tube, Inc.; (iv) the Registration Statement (Form S-8 No. 333-67958) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (v) the Registration Statement (Form S-8 No. 333-67968) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; and (vi) the Registration Statement (Form S-8 No. 333-67972) pertaining to the 2001 Stock Option Plan for Outside Directors of Wolverine Tube, Inc. of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule of Wolverine Tube, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2002.





                                                          /s/ Ernst & Young LLP




March 27, 2003

Birmingham, Alabama